Exhibit 99

NEWS RELEASE

October 31, 2025

Dominion Energy Announces Third-Quarter 2025 Results

•
Third-quarter 2025 GAAP net income of $1.16 per share; operating earnings (non-GAAP) of $1.06 per share
•
Company narrows its full-year 2025 operating earnings guidance range to $3.33 to $3.48 per share, preserves original midpoint of $3.40 per share; expects to be at or above the midpoint of the guidance range

RICHMOND, Va. – Dominion Energy, Inc. (NYSE: D), today announced unaudited net income determined in accordance with Generally Accepted Accounting Principles (GAAP or reported earnings) for the three months ended Sept. 30, 2025, of $1.0 billion ($1.16 per share) compared with net income of $934 million ($1.09 per share) for the same period in 2024.

Operating earnings (non-GAAP) for the three months ended Sept. 30, 2025, were $921 million ($1.06 per share), compared to operating earnings of $836 million ($0.98 per share) for the same period in 2024.

Differences between GAAP and operating earnings for the period include gains and losses on nuclear decommissioning trust funds, mark-to-market impact of economic hedging activities and other adjustments. Details of operating earnings as compared to prior periods, business segment results and detailed descriptions of items included in reported earnings but excluded from operating earnings can be found on Schedules 1, 2, 3, and 4 of this release.

Guidance

The company narrowed its existing 2025 operating earnings guidance range to $3.33 to $3.48 per share, inclusive of estimated RNG 45Z income, preserving the original midpoint of $3.40 per share. The company expects to be at or above the midpoint of the guidance range assuming normal weather for the remainder of the year. The company reaffirmed its long-term operating earnings per share growth guidance of 5% to 7% through 2029 off 2025 operating earnings per share midpoint excluding RNG 45Z ($3.30 per share). The company also reaffirmed its existing credit and dividend guidance.

Webcast today

The company will host its third-quarter 2025 earnings call at 11 a.m. ET on Friday, Oct. 31, 2025. Management will discuss matters of interest to financial and other stakeholders including recent financial results.

A live webcast of the conference call, including accompanying slides and other financial information, will be available on the investor information pages at investors.dominionenergy.com.

For individuals who prefer to join via telephone, domestic callers should dial 1-800-225-9448 and international callers should dial 1-203-518-9708. The conference ID for the telephonic earnings call is DOMINION. Participants should dial in 10 to 15 minutes prior to the scheduled start time.

A replay of the webcast will be available on the investor information pages by the end of the day October 31. A telephonic replay of the earnings call will be available beginning at about 2 p.m. ET on October 31. Domestic callers may access the recording by dialing 1-800-753-6120. International callers should dial 1-402-220-0684. The passcode for the replay is 30896.

Important note to investors regarding operating, reported earnings

Dominion Energy uses operating earnings (non-GAAP) as the primary performance measurement of its results for public communications with analysts and investors. Operating earnings are defined as reported earnings adjusted for certain items. Dominion Energy also uses operating earnings internally for budgeting, for reporting to the Board of Directors, for the company’s incentive compensation plans, and for its targeted dividend payouts and other purposes. Dominion Energy management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power. In providing its operating earnings guidance, the company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to, the mark-to-market impact of economic hedging activities, gains and losses on nuclear decommissioning trust funds, market-related impacts on pension and other postretirement benefit plans, acquisitions, divestitures, or extreme weather events and other natural disasters. At this time, Dominion Energy management is not able to estimate the aggregate impact of these items on future period reported earnings. Accordingly, Dominion Energy is not able to provide a corresponding GAAP equivalent for its operating earnings guidance.

About Dominion Energy

Dominion Energy (NYSE: D), headquartered in Richmond, Va., provides regulated electricity service to 3.6 million homes and businesses in Virginia, North Carolina, and South Carolina, and regulated natural gas service to 500,000 customers in South Carolina. The company is one of the nation’s leading developers and operators of regulated offshore wind and solar power and the largest producer of carbon-free electricity in New England. The company’s mission is to provide the reliable, affordable, and increasingly clean energy that powers its customers every day. Please visit DominionEnergy.com to learn more.

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to various risks and uncertainties. Factors that could cause actual results to differ include, but are not limited to: unusual weather conditions and their effect on energy sales to customers and energy commodity prices; extreme weather events and other natural disasters; extraordinary external events, such as the pandemic health event resulting from COVID-19; federal, state and local legislative and regulatory developments; changes in or interpretations of federal and state tax laws and regulations; changes to regulated rates collected by Dominion Energy; risks associated with entities in which Dominion Energy shares ownership with third parties, such as a 50% noncontrolling interest in the Coastal Virginia Offshore Wind (CVOW) commercial project, including risks that result from lack of sole decision making authority, disputes that may arise between Dominion Energy and third-party participants and difficulties in exiting these arrangements; timing and receipt of regulatory approvals necessary for planned construction or expansion projects and compliance with conditions associated with such regulatory approvals; the inability to complete planned construction projects within time frames initially anticipated; risks and uncertainties that may impact the ability to construct the CVOW commercial project within the currently proposed timeline, or at all, and consistent with current cost estimates along with the ability to recover such costs from customers; risks and uncertainties associated with the timely receipt of future capital contributions, including optional capital contributions, if any, from the noncontrolling financing partner associated with the construction of the CVOW commercial project; changes to federal, state, and local environmental laws and regulations, including those related to climate change; cost of environmental strategy and compliance, including cost related to climate change; changes in implementation and enforcement practices of regulators relating to environmental standards and litigation exposure for remedial activities; changes in operating, maintenance and construction costs; the availability of nuclear fuel, natural gas, purchased power or other materials utilized by Dominion Energy to provide electric generation, transmission and distribution and/or gas distribution services; additional competition in Dominion Energy’s industries; changes in demand for Dominion Energy’s services; risks and uncertainties associated with increased energy demand or significant accelerated growth in demand due to new data centers, including the concentration of data centers primarily in Loudoun County, Va., and the ability to obtain regulatory approvals, environmental and other permits to construct new facilities in a timely manner; the technological and economic feasibility of large-scale battery storage, carbon capture and storage, small modular reactors, hydrogen, and/or other clean energy technologies; receipt of approvals for, and timing of, closing dates for acquisitions and divestitures; impacts of acquisitions, divestitures, transfers of assets by Dominion Energy to joint ventures, and retirements of assets based on asset portfolio reviews; adverse outcomes in litigation matters or regulatory proceedings; fluctuations in interest rates; changes in rating agency requirements or credit ratings and their effect on availability and cost of capital; and capital market conditions, including the availability of credit and the ability to obtain financing on reasonable terms; political and economic conditions, including tariffs, inflation and deflation. Other risk factors are detailed from time to time in Dominion Energy’s quarterly reports on Form 10-Q and most recent annual report on Form 10-K filed with the U.S. Securities and Exchange Commission.

News Category: Corporate & Financial

#####

For further information: Media: Ryan Frazier, (804) 836-2083 or C.Ryan.Frazier@dominionenergy.com;

Investor Relations: David McFarland, (804) 819-2438 or David.M.McFarland@dominionenergy.com

Consolidated Statements of Income (GAAP)

Dominion Energy, Inc.
Consolidated Statements of Income *
Unaudited (GAAP Based)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(millions, except per share amounts)	2025	2024	2025	2024
Operating Revenue	$4,527	$3,941	$12,413	$11,059
Operating Expenses
Electric fuel and other energy-related purchases	1,337	910	3,245	2,787
Purchased electric capacity	36	24	63	57
Purchased gas	31	34	221	198
Other operations and maintenance(1)	980	1,022	2,857	2,814
Depreciation and amortization	609	549	1,771	1,791
Other taxes	195	184	598	556
Total operating expenses	3,188	2,723	8,755	8,203
Income (loss) from operations	1,339	1,218	3,658	2,856
Other income (expense)	432	348	884	714
Interest and related charges	527	404	1,513	1,449
Income (loss) from continuing operations including noncontrolling interests before income tax expense (benefit)	1,244	1,162	3,029	2,121
Income tax expense (benefit)	216	213	476	421
Net Income (loss) from continuing operations	1,028	949	2,553	1,700
Net Income (loss) from discontinued operations	-	(15)	-	200
Net Income (loss) including noncontrolling interests	1,028	934	2,553	1,900
Noncontrolling interests	22	-	122	-
Net Income (loss) attributable to Dominion Energy	$1,006	$934	$2,431	$1,900
Amounts attributable to Dominion Energy
Net Income (loss) from continuing operations	$1,006	$949	$2,431	$1,700
Net Income (loss) from discontinued operations	-	(15)	-	200
Net Income (loss) attributable to Dominion Energy	$1,006	$934	$2,431	$1,900
Reported Income (loss) per common share from continuing operations - diluted	$1.16	$1.11	$2.81	$1.95
Reported Income (loss) per common share from discontinued operations - diluted	-	(0.02)	-	0.24
Reported Income (loss) per common share - diluted	$1.16	$1.09	$2.81	$2.19
Average shares outstanding, diluted	855.4	839.3	853.6	838.4
(1)
Includes impairment of assets and other charges (benefits).

*The notes contained in Dominion Energy's most recent quarterly report on Form 10-Q or annual report on Form 10-K are an integral part of the Consolidated Financial Statements.

Amounts for 2024 through Q1 2025 reflect an immaterial revision related to income taxes on the Companies' nuclear decommissioning trusts. See 3rd quarter Form 10-Q for more information.

Schedule 1 - Segment Reported and Operating Earnings

Unaudited

	Three Months Ended September 30,			Nine Months Ended September 30,
(millions, except per share amounts)	2025	2024	Change	2025	2024	Change
REPORTED EARNINGS(1)	$1,006	$934	$72	$2,431	$1,900	$531
Pre-tax loss (income)(2)	(146)	(150)	4	(146)	(65)	(81)
Income tax(2)	61	52	9	88	53	35
Adjustments to reported earnings	(85)	(98)	13	(58)	(12)	(46)

OPERATING EARNINGS (non-GAAP)	$921	$836	$85	$2,373	$1,888	$485
By segment:
Dominion Energy Virginia	$679	$662	$17	$1,789	$1,571	$218
Dominion Energy South Carolina	168	147	21	429	296	133
Contracted Energy	165	83	82	321	305	16
Corporate and Other	(91)	(56)	(35)	(166)	(284)	118
	$921	$836	$85	$2,373	$1,888	$485
Earnings Per Share (EPS)(3):
REPORTED EARNINGS(1)	$1.16	$1.09	$0.07	$2.81	$2.19	$0.62
Adjustments to reported earnings (after-tax)	(0.10)	(0.11)	0.01	(0.07)	-	(0.07)
OPERATING EARNINGS (non-GAAP)	$1.06	$0.98	$0.08	$2.74	$2.19	$0.55
By segment:
Dominion Energy Virginia	$0.79	$0.79	$-	$2.10	$1.88	$0.22
Dominion Energy South Carolina	0.20	0.18	0.02	0.50	0.35	0.15
Contracted Energy	0.19	0.10	0.09	0.38	0.36	0.02
Corporate and Other	(0.12)	(0.09)	(0.03)	(0.24)	(0.40)	0.16
	$1.06	$0.98	$0.08	$2.74	$2.19	$0.55
Common Shares Outstanding (average, diluted)	855.4	839.3		853.6	838.4

(1)
Determined in accordance with Generally Accepted Accounting Principles (GAAP).
(2)
Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings. Refer to Schedules 2 and 3 for details or find "GAAP Reconciliation" in the Earnings Release Kit on Dominion Energy's website at investors.dominionenergy.com.
(3)
The calculation of reported and operating earnings per share on a consolidated basis utilizes shares outstanding on a diluted basis with all dilutive impacts, primarily consisting of potential shares which had not yet been issued, reflected in the Corporate and Other segment. The calculation of operating earnings per share for the nine months ended September 30, 2024 excludes a deemed dividend of $9 million associated with the Company's repurchase of certain Series B preferred stock in June 2024. During each quarter of 2025 and 2024, the calculation of reported and operating earnings per share includes the impact of preferred dividends associated with Series C preferred stock of $11 million. Reported and operating earnings per share for the three and nine months ended September 30, 2024 also includes the impact of preferred dividends associated with Series B preferred stock of $4 million and $21 million, respectively. See Forms 10-Q and 10-K for additional information.

Amounts for 2024 through Q1 2025 reflect an immaterial revision related to income taxes on the Companies' nuclear decommissioning trusts. See 3rd quarter Form 10-Q for more information.

Schedule 2 - Reconciliation of 2025 Reported Earnings to Operating Earnings

2025 Earnings (Nine Months Ended September 30, 2025)

The $146 million pre-tax net income of the adjustments included in 2025 reported earnings, but excluded from operating earnings, is primarily related to the following items:

•
$369 million net market benefit primarily associated with $415 million from nuclear decommissioning trusts (NDT) offset by $46 million in economic hedging activities.
•
$112 million of regulated asset retirements and other charges primarily associated with Virginia Power’s share of costs not expected to be recovered from customers on the Coastal Virginia Offshore Wind (CVOW) Commercial project.

(millions, except per share amounts)	1Q25	2Q25	3Q25	4Q25	YTD 2025(4)
Reported earnings	$665	$760	$1,006		$2,431
Adjustments to reported earnings(1):
Pre-tax loss (income)	217	(217)	(146)		(146)
Income tax (benefit)	(79)	106	61		88
	138	(111)	(85)	-	(58)
Operating earnings (non-GAAP)	$803	$649	$921	$-	$2,373
Common shares outstanding (average, diluted)	852.2	853.2	855.4		853.6
Reported earnings per share(2)	$0.77	$0.88	$1.16		$2.81
Adjustments to reported earnings per share(2)	0.16	(0.13)	(0.10)		(0.07)
Operating earnings (non-GAAP) per share(2)	$0.93	$0.75	$1.06	$-	$2.74

(1) Adjustments to reported earnings are reflected in the following table:
	1Q25	2Q25	3Q25	4Q25	YTD 2025
Pre-tax loss (income):
Net loss (gain) on NDT funds	$133	$(289)	$(259)		$(415)
Mark-to-market impact of economic hedging activities	(22)	21	47		46
Discontinued operations	1	2	2		5
DEV severe weather impacts	82	24	-		106
Regulated asset retirements and other charges	23	25	64		112
	$217	$(217)	$(146)	$-	$(146)
Income tax expense (benefit):
Tax effect of above adjustments to reported earnings(3)	(79)	106	61		88
	$(79)	$106	$61	$-	$88

(2)
The calculation of reported and operating earnings per share on a consolidated basis utilizes shares outstanding on a diluted basis with all dilutive impacts, primarily consisting of potential shares which had not yet been issued, reflected in the Corporate and Other segment. During each quarter of 2025, the calculation of reported and operating earnings per share includes the impact of preferred dividends associated with Series C preferred stock of $11 million. See Forms 10-Q and 10-K for additional information.
(3)
Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate. For interim reporting purposes, calculation of such amounts may be adjusted in connection with the calculation of the Company’s year-to-date income tax provision based on its estimated annual effective tax rate.
(4)
YTD EPS may not equal sum of quarters due to share count difference.

Amounts for 2024 through Q1 2025 reflect an immaterial revision related to income taxes on the Companies' nuclear decommissioning trusts. See 3rd quarter Form 10-Q for more information.

Schedule 3 - Reconciliation of 2024 Reported Earnings to Operating Earnings

2024 Earnings (Twelve months ended December 31, 2024)

The $416 million pre-tax net loss of the adjustments included in 2024 reported earnings, but excluded from operating earnings, is primarily related to the following items:

•
$11 million net market loss primarily associated with $372 million on pension and other postretirement benefit (OPEB) plans and $198 million in economic hedging activities offset by $559 million from nuclear decommissioning trusts (NDT).
•
$228 million of net benefit from discontinued operations primarily related to a $247 million benefit associated with gas distribution operations (inclusive of a $130 million net loss on sales related to the East Ohio, Questar Gas and PSNC Transactions).
•
$276 million of regulated asset retirements and other charges primarily associated with a $103 million charge for Virginia Power’s share of costs not expected to be recovered from customers on the Coastal Virginia Offshore Wind (CVOW) Commercial project, a $58 million charge from the South Carolina electric rate case, $40 million in demolition and decommissioning costs at Virginia Power and a $30 million write off of certain early stage development costs for potential electric generation projects in Virginia no longer under consideration.
•
$229 million of nonregulated asset impairments and other charges related to a $122 million ARO revision at Millstone nuclear power station, $60 million of impairment charges associated with certain nonregulated renewable natural gas facilities and a $47 million charge in connection with the settlement of an agreement.

(millions, except per share amounts)	1Q24	2Q24	3Q24	4Q24	YTD 2024(5)
Reported earnings	$403	$563	$934	$134	$2,034
Adjustments to reported earnings(1):
Pre-tax loss (income)	50	35	(150)	481	416
Income tax (benefit)	32	(31)	52	(111)	(58)
	82	4	(98)	370	358
Operating earnings (non-GAAP)	$485	$567	$836	$504	$2,392
Common shares outstanding (average, diluted)	837.6	838.3	839.3	842.2	839.4
Reported earnings per share(2)	$0.46	$0.64	$1.09	$0.14	$2.33
Adjustments to reported earnings per share(2)	0.09	0.01	(0.11)	0.44	0.44
Operating earnings (non-GAAP) per share(2)	$0.55	$0.65	$0.98	$0.58	$2.77

(1) Adjustments to reported earnings are reflected in the following table:
	1Q24	2Q24	3Q24	4Q24	YTD 2024
Pre-tax loss (income):
Net loss (gain) on NDT funds	$(265)	$(83)	$(167)	$(44)	$(559)
Mark-to-market impact of economic hedging activities	108	104	(137)	123	198
Mark-to-market of pension and OPEB plans	320	16	(6)	42	372
Discontinued operations	(172)	(83)	24	3	(228)
Business review costs	29	15	7	54	105
Net loss (gain) on real estate dispositions	-	17	1	5	23
Regulated asset retirements and other charges	(17)	16	101	176	276
Nonregulated asset impairments and other charges	47	33	27	122	229
	$50	$35	$(150)	$481	$416
Income tax expense (benefit):
Tax effect of above adjustments to reported earnings(3)	541	(55)	402	(111)	777
Deferred taxes associated with sale of gas distribution operations(4)	(509)	24	(350)	-	(835)
	$32	$(31)	$52	$(111)	$(58)

(2)
The calculation of reported and operating earnings per share on a consolidated basis utilizes shares outstanding on a diluted basis with all dilutive impacts, primarily consisting of potential shares which had not yet been issued, reflected in the Corporate and Other segment. The calculation of operating earnings per share for the three months ended June 30, 2024 and for the three and twelve months ended December 31, 2024 excludes a deemed dividend of $9 million, $1 million and $10 million, respectively, associated with the Company's repurchase of certain Series B preferred stock. During each quarter of 2024, the calculation of reported and operating earnings per share includes the impact of preferred dividends associated with Series B preferred stock of $9 million, $8 million, $4 million and $3 million, respectively. During each quarter of 2024, the calculation of reported and operating earnings per share includes the impact of preferred dividends associated with Series C preferred stock of $11 million. See Forms 10-Q and 10-K for additional information.
(3)
Excludes a $578 million tax benefit on non-deductible goodwill associated with the sale of gas distribution operations. Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate. For interim reporting purposes, calculation of such amounts may be adjusted in connection with the calculation of the Company’s year-to-date income tax provision based on its estimated annual effective tax rate.
(4)
Represents the reversal of previously established deferred taxes related to the basis in the stock of the gas distribution operations.
(5)
YTD EPS may not equal sum of quarters due to share count differences.

Amounts for 2024 through Q1 2025 reflect an immaterial revision related to income taxes on the Companies' nuclear decommissioning trusts. See 3rd quarter Form 10-Q for more information.

Schedule 4 - Reconciliation of 3Q25 Earnings to 3Q24

Preliminary, Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025 vs. 2024		2025 vs. 2024
(millions, except per share amounts)	Increase / (Decrease)		Increase / (Decrease)
Reconciling Items	Amount	EPS	Amount	EPS
Change in reported earnings (GAAP)	$72	$0.07	$531	$0.62
Change in Pre-tax loss (income)(1)	4	-	(81)	(0.11)
Change in Income tax(1)	9	0.01	35	0.04
Adjustments to reported earnings	$13	$0.01	$(46)	$(0.07)
Change in consolidated operating earnings (non-GAAP)	$85	$0.08	$485	$0.55

Dominion Energy Virginia
Weather	$(40)	$(0.05)	$2	$-
Customer usage and other factors	54	0.06	131	0.16
Customer-elected rate impacts	-	-	(7)	(0.01)
Rider equity return	135	0.16	411	0.49
Storm damage and restoration costs	5	0.01	11	0.01
Planned outage costs	4	-	8	0.01
Nuclear production tax credit	(13)	(0.02)	6	0.01
Sale of noncontrolling interest	(86)	(0.10)	(234)	(0.28)
Depreciation and amortization	(10)	(0.01)	(22)	(0.03)
Interest expense, net	(4)	-	(44)	(0.05)
Other	(28)	(0.04)	(44)	(0.06)
Share dilution	-	(0.01)	-	(0.03)
Change in contribution to operating earnings	$17	$-	$218	$0.22
Dominion Energy South Carolina
Weather	$(10)	$(0.01)	$7	$0.01
Customer usage and other factors	16	0.02	31	0.04
Customer-elected rate impacts	2	-	9	0.01
Base & RSA rate case impacts	40	0.05	124	0.15
Depreciation and amortization	(4)	-	(12)	(0.01)
Interest expense, net	-	-	(4)	-
Other	(23)	(0.03)	(22)	(0.04)
Share dilution	-	(0.01)	-	(0.01)
Change in contribution to operating earnings	$21	$0.02	$133	$0.15
Contracted Energy
Margin	$11	$0.01	$7	$0.01
Planned Millstone outages(2)	7	0.01	(57)	(0.07)
Unplanned Millstone outages(2)	8	0.01	18	0.02
Depreciation and amortization	(8)	(0.01)	(13)	(0.02)
Interest expense, net	(5)	(0.01)	(2)	-
Renewable energy investment tax credits	41	0.05	42	0.05
Renewable energy production tax credits(3)	29	0.03	47	0.06
Other	(1)	-	(26)	(0.02)
Share dilution	-	-	-	(0.01)
Change in contribution to operating earnings	$82	$0.09	$16	$0.02
Corporate and Other
Interest expense, net	$(29)	$(0.03)	$65	$0.08
Equity method investments	2	-	(3)	-
Pension and other postretirement benefit plans	(12)	(0.01)	(35)	(0.04)
Corporate service company costs	2	-	29	0.03
Other	2	-	62	0.07
Share dilution	-	0.01	-	0.02
Change in contribution to operating earnings	$(35)	$(0.03)	$118	$0.16

Change in consolidated operating earnings (non-GAAP)	$85	$0.08	$485	$0.55
Change in adjustments included in reported earnings(1)	$(13)	$(0.01)	$46	$0.07
Change in consolidated reported earnings	$72	$0.07	$531	$0.62
(1)
Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings. Refer to Schedules 2 and 3 for details, or find "GAAP Reconciliation" in the Earnings Release Kit on Dominion Energy's website at investors.dominionenergy.com.
(2)
Includes earnings impact from outage costs and lower energy margins.
(3)
Includes an increase from renewable natural gas facilities of $25 million and $36 million for the quarter and year-to-date periods, respectively.

NOTE: Figures may not sum due to rounding.

Amounts for 2024 through Q1 2025 reflect an immaterial revision related to income taxes on the Companies' nuclear decommissioning trusts. See 3rd quarter Form 10-Q for more information.